                                                                  EXHIBIT 10.41


STATE OF SOUTH CAROLINA   )
                          )     AGREEMENT
COUNTY OF RICHLAND        )

     AGREEMENT ("Agreement") entered into the 14th day of January, 1997 by and between SCANA Communications, Inc. ("SCI"), f/k/a MPX Systems, Inc. , and DeltaCom, Inc. ("DeltaCom").


      1.  Recitals.
          --------

          a. SCI is in possession of certain space on the twentieth (20th) floor of the Palmetto Center, 1426 Main Street, Columbia, South Carolina (referred to hereinafter as the "POP") SCI connects to a larger telecommunications network ("Network") via its telecommunications equipment located at the POP.

          b. SCI and DeltaCom are entering into this Agreement in which SCI will allow DeltaCom to access the Network, house its communications equipment ("Network Access Equipment") and lease space in a portion of the POP described above.


      2.  Existing Leases.
          ---------------

          a. Pursuant to a "Commercial Sublease" dated May 15, 1996 (the "Master Lease") by and between South Carolina Electric & Gas Company ("SCE&G"), as lessor, and SCI, as lessee, attached hereto as Exhibit A, SCE&G has granted to SCI the right to utilize the premises that includes the POP. SCI shall use reasonable efforts to comply with its obligations pursuant to the terms of the Master Lease and shall deliver to DeltaCom copies of every notice


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of default, nonrenewal and nonperformance received from SCE&G immediately upon receipt thereof, and DeltaCom shall have the right, but not the obligation, to cure any such defaults of SCI under the Master Lease, assuming that SCI is either unwilling or unable to cure such defaults itself. SCI covenants that it will not amend the terms of the Master Lease if any said amendment would materially adversely affect DeltaCom's rights or duties pursuant to this Agreement.

          b.  Real Property Lease. Pursuant to a "Lease Agreement" dated October
              -------------------
1, 1993 (the "Real Property Lease") by and between Main Street Associates, as lessor, and SCE&G, as lessee, attached hereto as Exhibit B, Main Street Associates has leased certain property, including the premises that includes the POP, to SCE&G.


      3.  Use. Subject to the provisions and conditions and for the term set
          ---
forth herein , SCI hereby leases space consisting of four thousand eight hundred and fifty-three (4,853) rentable square feet, or Four Thousand Two Hundred and Fifty-Seven (4,257) usable square feet, on the 20th floor of the Palmetto Center (the "Leased Space") to DeltaCom. A description of the Leased Space is included in Exhibit C, which is attached hereto and incorporated herein. SCI authorizes DeltaCom to locate DeltaCom's Network Access Equipment in the Leased Space for the purposes of providing communications services and accessing the Network. DeltaCom's Network Access Equipment is more fully described in Exhibit D which is attached hereto and incorporated herein by reference. The Leased Space shall be used by DeltaCom only for the location, operation, installation, removal, replacement and maintenance of DeltaCom's Network Access Equipment described in Exhibit D pursuant to the terms of this Agreement. DeltaCom

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agrees to install equipment of a type that will not cause interference with or in any way harm or damage existing providers of communications services (both wireless and wireline) and/or their equipment present at the POP at the time of DeltaCom's installation.


     4.   Term.
          ----

          a.  Initial Term. This Agreement shall be for an initial term of five
              ------------
(5) years beginning on the date of this Agreement (the "Initial Term").

          b.  Extension of Term. DeltaCom shall have the option to extend the
              -----------------
term of this Agreement for additional one (1) year periods (collectively, the "Extension Terms" and, individually, the "Extension Term") subject to both the Master Lease and the Real Property Lease remaining in effect. The parties expressly understand and agree that, under no circumstances, shall DeltaCom's rights under this Agreement extend beyond expiration or termination of either the Master Lease or the Real Property Lease. This option to extend the term of this Agreement shall be deemed automatically exercised without notice by DeltaCom to SCI unless DeltaCom gives SCI written notice of its intent not to exercise such option at least three (3) months prior to the end of the then-current term. Except as provided herein, all terms and conditions of the Agreement shall remain in full force and effect during the Extension Term(s).

          If DeltaCom should continue to occupy the Leased Space after the termination of the Term (as defined below) without the exercise of its option to extend the Term or the execution by SCI and DeltaCom of a new agreement, then DeltaCom shall be deemed to be occupying such space on a month-to-month basis (the "Holdover Term"), subject to all of the

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covenants and conditions of this Agreement and at a monthly charge of one and one-quarter (1.25) the total per month charge payable immediately prior thereto. Notwithstanding the foregoing, SCI has no obligation to allow DeltaCom to continue to occupy the Leased Space during the Holdover Term and may evict DeltaCom at any time after ten (10) days prior written notice, during such Holdover Term.

          The Initial Term, the properly exercised Extension Term(s) and the Holdover Term are collectively referred to as the Term.


     5.  Charges.
         -------

         a. The Annual Charge for the Initial Term and the Extension Term(s) shall be equal to the total of all charges to SCI for the Leased Space pursuant to the Master Lease. This amount is currently Seventy Seven Thousand Six Hundred Forty Eight Dollars ($77,648.00), but will change in accordance with the terms of the Master Lease. The Annual Charge is to be paid in equal monthly installments on the first day of each month during the Initial Term and the Extension Term(s) of this Agreement.

          b. DeltaCom hereby covenants and agrees to pay when due all Annual Charges due to SCI hereunder at SCI's principal office at 440 Knox Abbott Drive, Suite 240, Cayce, South Carolina, 29033.


     6.  Services.  SCI shall arrange for heat, air-conditioning and ventilation
         --------
to the enclosed areas of the Leased Space in which DeltaCom's Network Access Equipment is located on the same basis as is provided to SCI's facilities located in the same area. Air conditioning

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will be provided to dissipate approximately 10,000 BTU/hour. Any additional or supplementary heating and cooling systems required or desired by DeltaCom and approved by SCI shall be installed at DeltaCom's cost. SCI will cause electric power to be available in the Leased Space for DeltaCom in the amount of 600 amps at 480 volts. The transforming and transmission of the electricity to the improved space for DeltaCom shall be the responsibility of DeltaCom. The furnishing of heat and air-conditioning shall be subject to any statute, ordinance, rule, regulation, resolution or recommendation for energy conservation which may be promulgated by any governmental agency or organization which SCI shall be required to abide by or which it may in good faith elect to abide by.

     7.  Access. DeltaCom and its employees shall have access to its equipment
         ------
24 hours a day, 365 days a year, subject to compliance with such reasonable security measures as shall be in effect from time to time for the POP in general. SCI shall have access to its equipment located in the Leased Space at all times to enable it to inspect or examine the same and to make repairs, additions and alterations to the said equipment as SCI may deem advisable to preserve the integrity, good order and safety of the POP. The above notwithstanding, no party shall have access to DeltaCom's equipment except in the presence of a DeltaCom representative after reasonable notice to DeltaCom.

     8.  Condition of Premises. Except as otherwise provided herein, DeltaCom
         ---------------------
shall at its own cost keep the Leased Space and DeltaCom's Network Access Equipment in safe and good condition, except for such structural repairs as are SCI's obligations hereunder.

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     9.  Surrender. At the termination of this Agreement for any reason,
         ---------
DeltaCom shall remove its Network Access Equipment and any other of DeltaCom's goods and effects, and quit and deliver up the Leased Space to SCI peaceably and in as good order and condition as at the commencement of this Agreement (or as thereafter improved), reasonable wear and tear and damage by fire or other casualty or repairs which are SCI's obligation hereunder excepted. DeltaCom's Network Access Equipment and other goods and effects not removed by DeltaCom at termination, after ten (10) days prior written notice to DeltaCom during which time period DeltaCom may remove said equipment, goods, and effects, are considered abandoned and SCI may without further notice to DeltaCom treat the same as its own and without cost or charge to SCI use, dispose and/or store same as it desires, any reasonable cost of disposal or storage to be chargeable to DeltaCom.

     10. Repairs. SCI shall be responsible only for making structural repairs
         -------
to the Leased Space and for making repairs to facilities and equipment located outside of but furnishing service to the Leased Space. SCI shall provide DeltaCom reasonable notice of SCI's intention to perform repairs to the Leased Space which in any way may negatively impact the operation of DeltaCom's Network Access Equipment.

     11. Limitation Regarding Services. SCI reserves the right, without any
         -----------------------------
liability to DeltaCom and without being in breach of any covenant of this Agreement, upon reasonable notice to DeltaCom, to interrupt or suspend service of any of the heating, ventilating, air-conditioning, electric or other systems serving the Leased Space, or the rendition of any of the

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other services required of SCI under this Agreement, whenever, and for so long as may be necessary by reason of accidents, emergencies, strikes or the making of the repairs or changes which SCI is required by this Agreement or by law to make or in good faith deems advisable or by reason of difficulty in securing proper supplies of fuel, steam, water, electricity, labor or supplies, or by reason of any other cause beyond SCI's reasonable control, including without limitation, mechanical failure and governmental restrictions on the use of materials or the use of any of the POP systems.

     12.  Governmental Requirements and Approvals. DeltaCom shall at all times
          ---------------------------------------
comply with any and all Federal, State and local statutes, regulations, ordinances and other requirements of any of the constituted public authorities and of all insurance underwriters, relating to its use and occupancy of the Leased Space. Further, SCI shall cooperate with DeltaCom and DeltaCom's efforts to obtain and maintain in effect all certificates, permits, licenses and other approvals required by governmental authorities for DeltaCom's use of the Leased Space. The obligations of SCI as set forth herein shall continue throughout the term of this Agreement.

     13.  Signs. DeltaCom shall not place signs on the exterior or interior of
          -----
the POP except with the approval of the SCI.

     14.  Care; Insurance.  DeltaCom shall not overload, damage or deface the
          ---------------
Leased Space or do any act which might make void or voidable any insurance on the Leased Space or

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which may render an increased or extra premium payable for insurance (and without prejudice to any right or remedy of SCI regarding this paragraph, SCI shall have the right to collect from DeltaCom, upon demand, any such increase or extra premium).

      15.  Alterations; Additions. DeltaCom shall not make alterations of or
           ----------------------
additions to the Leased Space without the prior written approval of SCI. Said approval shall not be unreasonably withheld for nonstructural alterations, provided reasonably detailed plans and specifications for the work are furnished to SCI.

      16.  System Changes. DeltaCom shall not exceed the capacity of any of the
           --------------
electrical conductors and equipment in the Leased Space and shall not install any equipment of any kind or nature whatsoever which would or might necessitate any changes, replacements or additions to (or which might cause damage to) the plumbing system, the heating system, air-conditioning system, electrical system or any other system serving the Leased Space without the prior written consent of SCI.

      17. Assignment; Delegation.  This Agreement may not be sold, assigned,
          ----------------------
transferred or delegated by DeltaCom without the written consent of SCI, which consent will not be unreasonably withheld.

      18. Fire or Other Casualty. In the event of damage to the Leased Space or
          ----------------------
those portions of the POP providing access or essential services thereto, by fire or other casualty, SCI

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shall at its expense cause the damage to be repaired to a condition as nearly as practicable to that existing prior to the damage, with reasonable speed and diligence. SCI shall not, however, be obligated to restore or rebuild the Leased Space to a condition in excess of the condition of the Leased Space at the time of the commencement of this Agreement, nor in any event to repair, restore or rebuild any of DeltaCom's Network Access Equipment, or any alterations or additions made by DeltaCom after commencement of the term of this Agreement. To the extent and for the time that the Leased Space is rendered uninhabitable, the Annual Charges set forth above shall proportionately abate. In the event the damage shall involve the Leased Space or the POP generally and shall be so extensive that SCI shall decide not to repair or rebuild the Leased Space and/or the POP, this Agreement shall, at the option of either party, exercisable by written notice to the other party given within sixty (60) days thereof, be terminated as of a date specified in such notice (which shall not be more than thirty (30) days thereafter) and the Annual Charges (taking into account any abatement as aforesaid) shall be prorated to the termination date and DeltaCom shall thereupon promptly vacate the Leased Space.

     19.  Indemnification.
          ---------------

          a. Each party (the "Indemnifying Party") agrees to compensate the other for damages and to indemnify and hold the other harmless from all claims (including attorneys' fees, costs and expenses of defending against such claims) arising from the acts or omissions of the Indemnifying Party or its agents, employees, engineers, contractors, subcontractors, licensees, or invitees in or about the Leased Space and/or the POP or arising from the Indemnifying Party's default pursuant to this Agreement. Each party specifically agrees to compensate the

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other for damages and to indemnify and hold the other harmless from all claims
(including attorneys' fees, costs and expenses of defending against such claims) imposed by regulatory agencies, including the Federal Communications Commission (the "FCC"), as a result of the acts or omissions of the Indemnifying Party. Except as otherwise specifically provided herein to the contrary, it is understood and agreed that all property kept, installed, stored, or maintained in or upon the Leased Space and/or the POP by DeltaCom shall be so installed, kept, stored, or maintained at the risk of DeltaCom. SCI shall not be responsible for any loss or damage to equipment owned by DeltaCom which might result from tornados, lightning, wind storms, or other Acts of God. The indemnities described in this Section shall survive termination of this Agreement.

          b. The parties understand that SCI would not enter into this Agreement except that it be clearly understood that the parties agree that this Agreement does not give rise, and is not intended to give rise, to any third-party claims, as there are no intended third-party beneficiaries to this Agreement. Based on the foregoing, the parties intend that SCI shall not be liable; (i) to any third party due to any provision of this Agreement, or (ii) notwithstanding the provisions of Section 19.a, to DeltaCom on account of any interruption of the business of DeltaCom, unless such interruption is caused by the gross negligence or intentional misconduct of SCI or SCI's agents, employees, engineers, contractors, subcontractors, licensees, or invitees in or about the Leased Space and/or the POP. In the event of any interruption of the business of DeltaCom which interruption is not caused by the gross negligence or intentional misconduct of SCI or SCI's agents, employees, engineers, contractors, subcontractors, licensees, or invitees in or about the Leased Space or the POP, DeltaCom shall be entitled to terminate this

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Agreement , receive a prorated refund of any advance rental, and/or abate rent until the interruption ceases, as its sole remedies against SCI for said interruption of its business. The provisions of this Section 19.b shall survive termination of this Agreement.

          c. THE PARTIES UNDERSTAND THAT SCI WOULD NOT ENTER INTO THIS AGREEMENT EXCEPT THAT IT IS CLEARLY UNDERSTOOD THAT SCI SHALL NOT BE LIABLE TO DELTACOM OR ANY OTHER PERSON OR ENTITY FOR ANY CONSEQUENTIAL DAMAGES ARISING FROM ANY CAUSE WHATSOEVER. In the event that any third party seeks to hold SCI responsible for any consequential damages, then in that event, DeltaCom agrees to indemnify and hold harmless SCI from all damages and costs, including attorney's fees, associated with such claim.

      20. Insolvency. (a) The appointment of a receiver or trustee to take
          ----------
possession of all or a substantial portion of the assets of DeltaCom, or (b) an assignment by DeltaCom for the benefit of creditors, or (c) the institution by or against DeltaCom of any proceedings for bankruptcy or reorganization under any state or federal law (unless, in the case of involuntary proceedings, the same shall be dismissed within sixty (60) days after institution), or (d) any execution issued against a significant portion of the assets of DeltaCom or against DeltaCom's interest hereunder which has not stayed or discharged at least twenty (20) days prior to a scheduled execution sale, shall constitute a breach of this Agreement by DeltaCom. In the event of such a breach, SCI shall have, without need of further notice to DeltaCom, the rights enumerated in
Section 21 herein.

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                          [Page Intentionally Blank]



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      21. Default.
          -------

          a.  Events of Default. If DeltaCom shall fail to pay Annual Charges as
              -----------------
set forth above or any other sum payable to SCI hereunder or shall fail to perform or observe any of the other covenants, terms or conditions contained in this Agreement within thirty (30) days (or such longer period as is reasonably required to correct any such default, but not more than ninety (90) days, provided DeltaCom promptly commences and diligently continues to effectuate a cure) after written notice thereof by SCI, or if any of the events specified in Paragraph 20 hereof occur, or if DeltaCom vacates or abandons the Leased Space in contradiction of this Agreement during the term hereof or removes or manifests an intention to remove any substantial portion of DeltaCom's goods or property therefrom other than in the ordinary and usual course of DeltaCom's business, then, and in any of said cases (notwithstanding any former breach of covenant or waiver thereof in a former instance), SCI, in addition to all other rights and remedies available to it by law or equity or by any other provisions hereof, may at any time thereafter, terminate this Agreement on at least five
(5) days' notice to DeltaCom and, on the date specified in said notice, this Agreement and the term hereby demised and all rights, but not obligations of DeltaCom hereunder shall expire and terminate and DeltaCom shall thereupon quit and surrender possession of the Leased Space to SCI in the condition elsewhere herein required and DeltaCom shall remain liable to SCI as hereinafter provided. DeltaCom shall not be in default of this Agreement if any past due payment is made within 15 days of notice thereof.

          b.  Overdue Payments. If Annual Charges or any other sum due from
              ----------------
DeltaCom to SCI shall be overdue for more than fifteen (15) days after notice from SCI, it shall

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thereafter bear interest at the rate of eighteen (18%) percent per annum (or, if lower, the highest legal rate) until paid.

      22. Subordination.
          -------------

          a.  General. This Agreement and all rights of DeltaCom hereunder are
              -------
and shall be subject to and subordinate to the Master Lease and the Real Property Lease, as well as any and all mortgages which may now or hereafter be secured upon the Palmetto Center and/or the POP and to all renewals, amendments, modifications, consolidations, replacements and extensions of the said lease and/or any such mortgage. This clause shall be self-operative and no further instrument of subordination shall be required by any third party, but in confirmation of such subordination, DeltaCom shall execute, within fifteen (15) days after request, any certificate that SCI may reasonably require acknowledging such subordination. Notwithstanding the foregoing, the party holding the instrument to which this Agreement is subordinate shall have the right to recognize and preserve this Agreement and the rights granted herein in the event of any foreclosure sale or possessory action, and in such case, this Agreement shall continue in full force and effect at the option of the party holding the superior lien or interest and DeltaCom shall attorn to such party and shall execute, acknowledge and deliver any instrument that has for its purpose and effect the confirmation of such attornment. If SCI shall so request, DeltaCom shall send to any mortgagee or other party designated by SCI, a copy of any notice given by DeltaCom to SCI alleging a material breach by SCI in its obligations under this Agreement.

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      23.  Disclaimer of Warranties. SCI has provided no warranties of any type
           ------------------------
to DeltaCom regarding the Leased Space, the POP, the Network, or any structure or improvement thereon, or the ability or suitability of them to accommodate DeltaCom's needs and objectives. DeltaCom has been provided with the opportunity to inspect the Leased Space, the POP and the Network and to assess the condition of each. SCI HEREBY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

      24.  Notices. All bills, statements, notices or other communications given
           -------
hereunder shall be deemed sufficiently given or rendered only if in writing and sent by registered mail or certified mail, postage prepaid as follows:

          If to DeltaCom:      DeltaCom                 DeltaCom
                                                        206 W. 9th Street
                                                        West Point, GA 31833
                     (to be provided by DeltaCom)       Attn: Doug Shumate, CFO
                                                        Mel Patterson, Engrg
          If to SCI: SCANA Communications, Inc.
                     440 Knox Abbott Drive
                     Suite 240
                     Cayce, SC 29033



or to such other person or place as a party may designate by notice as aforesaid.

      25.  Prior Agreements; Amendments.  This Agreement constitutes the entire
           ----------------------------
agreement between the parties relating to the subject matter contained herein. Any previous agreement(s) between the parties pertaining to the same subject matter including that Lease between SCI and South Carolina Net dated June 29, 1994 (a copy of which is attached hereto as Exhibit E and is incorporated herein by reference) is hereby terminated. Neither party hereto

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has made any representations or promises except as contained herein and the parties agree that this Agreement constitutes the full and exclusive agreement of the parties with regard to the subject matter contained herein.

     26.  Captions. The captions of the paragraphs in this Agreement are
          --------
inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof.

     27.  Mechanic's Lien. DeltaCom shall, within twenty (20) days after notice
          ---------------
from SCI, discharge or bond against any mechanic's lien for material or labor claimed to have been furnished to the Leased Space or the POP on DeltaCom's behalf (except for work contracted for by SCI) and shall indemnify, defend and hold harmless SCI from any loss incurred in connection therewith.

     28.  SCI's Right to Cure. SCI may (but shall not be obligated), on fifteen
          -------------------
(15) days' notice to DeltaCom (except that no notice need to be given in case of emergency) cure on behalf of, and without liability to, DeltaCom any default hereunder by DeltaCom not cured by DeltaCom during said fifteen (15) days or said cure substantially commenced under the circumstances, and the reasonable cost of such cure (including any attorney's fees incurred) shall be deemed immediately due to SCI and payable upon demand.

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      29.  Quiet Enjoyment. DeltaCom, upon payment of the fees and performance
           ---------------
of all obligations imposed under this Agreement, shall have the peaceful and quiet enjoyment of the Leased Space for the purposes described above without hindrance or disturbance by SCI or those claiming by, through or under SCI, subject, however, to the terms of the Agreement, and to any mortgage or lease which is superior to this Agreement.

      30.  Taxes. DeltaCom shall be responsible for making any necessary returns
           -----
for and paying any and all taxes separately levied or assessed against its improvements to the Leased Space. DeltaCom shall reimburse SCI for any increase in real estate taxes levied against the Leased Space which are directly attributable to the improvements constructed by DeltaCom and are not separately levied or assessed against DeltaCom's improvements by the taxing authorities.

      31.  Condemnation. If the whole of the Leased Space, or such portions
           ------------
thereof as will make the Leased Space unusable for the purposes herein described, are condemned by any legally constituted public authority, then this Agreement and the terms hereby granted, shall cease from the time when possession thereof is taken by the public authority, and Annual Charges shall be accounted for as between DeltaCom and SCI as of that date. Any lesser condemnation shall in no way affect the respective rights and obligations of the parties hereunder. However, nothing in this paragraph shall be construed to limit or adversely effect DeltaCom's right to an award of compensation from any condemnation proceeding.

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      32. Miscellaneous.
          -------------

          a.  Nonwaiver. The failure of either party to insist in any one or
              ---------
more instances upon the strict performance of any one or more of the agreements, terms, covenants, conditions, or obligations of this Agreement, or to exercise any right, remedy or election herein contained, shall not be construed as a waiver or relinquishment in the future of such performance or exercise, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission.

          b.  Partial Invalidity. If any of the provisions of this Agreement,
              ------------------
or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

          C.  Construction. This Agreement shall be governed in all respects by
              ------------
the laws of the State of South Carolina.

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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives the day and year first above written.

WITNESSES:                              DELTACOM, INC.

/s/ Jackie Rogers                       By:  /s/ Doug Shumate
-------------------------                  -------------------------

[SIGNATURE ILLEGIBLE]                   Its: Snr. VP/CFO
-------------------------                  -------------------------



                                        SCANA COMMUNICATIONS, INC:


/s/ Peggy B. Warner                     By: [SIGNATURE ILLEGIBLE]
-------------------------                  -------------------------

/s/ Sarah A. Davis                      Its: Attorney in  Fact
-------------------------                  -------------------------

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